Exhibit 21
                                  THERMEDICS INC.

      As of January 30, 1998, the Registrant owned the following subsidiaries:

                                                        STATE OR
                                                      JURISDICTION   PERCENT
                           NAME                            OF          OF
                                                      INCORPORATION  OWNERSHIP
           Corpak Inc.                                Massachusetts     100
              Walpak Company                          Illinois          100
           Orion Research, Inc.                       Massachusetts     100
              Advanced Sensor Technology              Massachusetts     100
              Orion Research Limited                  United            100
                                                      Kingdom
              Orion Research Puerto Rico, Inc.        Delaware          100
              Russell pH Limited                      Scotland          100

           Thermedics Detection Inc.                  Massachusetts      75.83
              Detection Securities Corporation        Massachusetts     100
              Moisture Systems Corporation Ltd.       United            100
                                                      Kingdom
              Rutter & Co.                            Netherlands       100
                Rutter Instrumentation S.A.R.L.       France             90
                Systech B.V.                          Netherlands        50
              ThermedeTec Corporation                 Delaware          100
                Thermedics Detection de Argentina S.A.Argentina         100
                (1% of which shares are owned
                 directly by Thermedics Detection Inc.)
                Thermedics Detection de Mexico, S.A.  Mexico            100
                 de C.V.
                Thermedics Detection GmbH             Germany           100
                Thermedics Detection Limited          United            100
                                                      Kingdom
                Thermedics Detection Scandinavia AS   Norway            100
           Thermo Sentron Inc.                        Delaware           70.95
           (additionally, 6.86% of the shares are
            owned directly by The Thermo Electron
            Companies Inc.)
              Ramsey France S.A.R.L.                  France            100
              Ramsey Ingenieros S.A.                  Spain             100
              Ramsey Italia S.R.L.                    Italy             100
                Tecno Europa Elettromeccanica S.R.L.  Italy             100
              Ramsey Technology Inc.                  Massachusetts     100
                Xuzhou Ramsey Technology Co., Limited China              50*
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                                                                    Exhibit 21
                                  THERMEDICS INC.

                                                        STATE OR
                                                      JURISDICTION   PERCENT
                           NAME                            OF          OF
                                                      INCORPORATION  OWNERSHIP
              Thermo Sentron Australia Pty. Ltd..     Australia         100
              Thermo Sentron B.V.                     Netherlands       100
              Thermo Sentron Canada Inc.              Canada            100
              Thermo Sentron GmbH                     Germany           100
              Thermo Sentron Limited                  United            100
                                                      Kingdom
                Hitech Electrocontrols Limited        United            100
                                                      Kingdom
                   Hitech Licenses Ltd.               United            100
                                                      Kingdom

                   Hitech Metal Detectors Ltd.        United            100
                                                      Kingdom
                Westerland Engineering Ltd.           United            100
                                                      Kingdom
              Thermo Sentron SEC Corporation          Massachusetts     l00
              Thermo Sentron (South Africa) Pty. Ltd. South Africa      100
           TMD Securities Corporation                 Massachusetts     100
              Thermo Cardiosystems Inc.               Massachusetts      50.64
              (additionally, 8.84% of the shares are
               owned directly by The Thermo Electron
               Companies Inc.)
                International Technidyne Corporation  Delaware          100
                   International Technidyne           United            100
                    Corporation Limited               Kingdom
                Nimbus Inc.                           Massachusetts     100
                TCA Securities Corporation            Massachusetts     100
              Thermo Voltek Corp.                     Delaware           65.28
              (additionally, 2.69% of the shares are
               owned directly by The Thermo Electron
               Companies Inc.)
                Thermo Voltek Europe B.V.             Netherlands       100
                   Comtest Instrumentation, B.V.      Netherlands       100
                   Comtest Italia S.R.L.               Italy            100
                   Comtest Limited                    United            100
                                                      Kingdom
                     Milmega Limited                  United            100
                                                      Kingdom
                TVL Securities Corporation            Delaware          100
                UVC Realty Corp.                      New York          100

      * Joint Venture/Partnership
                                                                  Page 2